                                                           Exhibit No. EX-99.i.1

                                   Law Office

                      Stradley, Ronon, Stevens & Young, LLP

                            2600 One Commerce Square
                      Philadelphia, Pennsylvania 19103-7098
                                 (215) 564-8000

Direct Dial:  (215) 564-8115

                                 August 4, 2005

Board of Trustees
MGI Funds
1166 Avenue of the Americas
New York, NY  10036

          Re: Legal Opinion-Securities Act of 1933

Ladies and Gentlemen:

     We have examined the Agreement and  Declaration of Trust (the  "Agreement")
of the MGI Funds (the "Trust"),  a series  statutory  trust  organized under the
Delaware  Statutory  Trust Act on March 11, 2005, the By-Laws of the Trust,  and
the resolutions adopted by the Trust's Board of Trustees organizing the business of the Trust,  all as  amended  to date,  and the  various  pertinent  corporate proceedings  we deem  material.  We  have  also  examined  the  Notification  of
Registration and the  Registration  Statement filed on behalf of the Trust under the Investment  Company Act of 1940, as amended (the "Investment  Company Act"), and the  Securities  Act of 1933,  as amended  (the  "Securities  Act"),  all as amended to date, as well as other items we deem material to this opinion.

     The Trust is authorized  by the  Agreement to issue an unlimited  number of shares of beneficial interest, without par value, and currently issues shares of the MGI US Large Cap Growth Equity Fund, MGI US Large Cap Value Equity Fund, MGI
US Small/Mid Cap Growth Equity Fund, MGI US Small/Mid Cap Value Equity Fund, MGI
Non-US Core Equity Fund,  MGI Core  Opportunistic  Fixed Income Fund, and MGI US
Short  Maturity  Fixed Income Fund series of shares of the Trust.  The Agreement also  empowers  the Board of  Trustees to  designate  any  additional  series or classes and allocate shares to such series or classes.

     The Trust has filed with the U.S.  Securities  and  Exchange  Commission  a registration statement under the Securities Act, which registration statement is deemed to register an indefinite  number of shares of the Trust  pursuant to the provisions  of Section  24(f) of the  Investment  Company  Act. You have further advised us that the Trust will timely file a Notice pursuant to Rule 24f-2 under the Investment Company Act perfecting the registration of the shares sold by the series of the Trust during each fiscal year during which such registration of an indefinite number of shares remains in effect.

     You also have  informed  us that the  shares  of the Trust  will be sold in accordance with the Trust's usual method of distributing its registered  shares, under which  prospectuses  are made  available  for  delivery  to  offerees  and purchasers of such shares in accordance with Section 5(b) of the Securities Act.

     Based upon the foregoing information and examination,  so long as the Trust remains  a  valid  and  subsisting  entity  under  the  laws  of  its  state  of organization,  and the  registration  of an  indefinite  number of shares of the
Trust remains effective,  the authorized shares of the Trust when issued for the consideration  set by the  Board of  Trustees  pursuant  to the  Agreement,  and subject to compliance with Rule 24f-2, will be legally outstanding,  fully-paid, and  non-assessable  shares,  and the  holders of such  shares will have all the rights  provided for with respect to such holding by the  Agreement and the laws of the State of Delaware.

     We hereby consent to the use of this opinion,  in lieu of any other,  as an exhibit to the  Registration  Statement of the Trust,  along with any amendments thereto,  covering  the  registration  of the  shares  of the  Trust  under  the
Securities Act and the applications,  registration statements or notice filings, and amendments  thereto,  filed in accordance  with the  securities  laws of the several states in which shares of the Trust are offered,  and we further consent to  reference in the  registration  statement of the Trust to the fact that this opinion concerning the legality of the issue has been rendered by us.

                                      Very truly yours,

                                      STRADLEY, RONON, STEVENS & YOUNG, LLP

                                      By:   /s/Bruce G. Leto
                                            Bruce G. Leto, a Partner